EXHIBIT INDEX

(a)(2)   Articles of Amendment, dated June 16, 1999.

(d)(2) Investment Management Services Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Financial Corporation.

(e)(2) Distribution Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Financial Corporation.

(g)(3) Custodian Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Trust Company.

(h)(3)   Administrative Services Agreement between Registrant on behalf of AXP
         Limited   Duration  Bond  Fund,   AXP  Core  Bond  Fund,   AXP  Income
         Opportunities Fund and American Express Financial Corporation.

(h)(8) Class Y Shareholder Services Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Financial Advisors Inc.

(h)(10) Transfer Agency Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Client Service Corporation.

(m)(3)   Plan and Agreement of Distribution between Registrant on behalf of AXP
         Limited   Duration  Bond  Fund,   AXP  Core  Bond  Fund,   AXP  Income
         Opportunities  Fund and American  Express  Financial  Advisors Inc.

(p)(4) Code of Ethics adopted under Rule 17j-1 by AXP Discovery Fund and Wellington Management Company, LLP.